TRUST AGREEMENT

          TRUST AGREEMENT, between MSDW Structured Asset Corp. (the "Depositor") and LaSalle Bank National Association (the "Trustee"), made as of the date set forth in Schedule I attached hereto, which Schedule together with Schedules II and III attached hereto, are made a part hereof and are hereinafter referred to collectively as the "Terms Schedule". The terms of the Standard Terms for Trust Agreements, dated July 7, 1999 (the "Standard Terms") are, except to the extent otherwise expressly stated, hereby incorporated by reference herein in their entirety with the same force and effect as though set forth herein. Capitalized terms used herein and not defined shall have the meanings defined in the Standard Terms. References to "herein", "hereunder", "this Trust Agreement" and the like shall include the Terms Schedule attached hereto and the Standard Terms so incorporated by reference.

          WHEREAS, the Depositor and the Trustee desire to establish the Trust identified in Schedule I attached hereto (the "Trust") for the primary purposes of (i) holding the Securities, (ii) entering into any Swap Agreement with the Swap Counterparty and (iii) issuing the Units;

          WHEREAS, the Depositor desires that the respective beneficial interests in the Trust be divided into transferable fractional shares, such shares to be represented by the Units; and

          WHEREAS, the Depositor desires to appoint the Trustee as trustee of the Trust and the Trustee desires to accept such appointment;

          WHEREAS, the Depositor shall transfer, convey and assign to the Trust without recourse, and the Trust shall acquire, all of the Depositor's right, title and interest in and under the Securities and other property identified in
Schedule II to the Trust Agreement (the "Trust Property"); and

          WHEREAS, the Trust agrees to acquire the Trust Property specified herein in consideration for Units having an initial Unit Principal Balance identified in Schedule I attached hereto, subject to the terms and conditions specified in the Trust Agreement;

          NOW THEREFORE, the Depositor hereby appoints the Trustee as trustee hereunder and hereby requests the Trustee to receive the Securities from the Depositor and to issue in accordance with the instructions of the Depositor Units having an initial Unit Principal Balance identified in Schedule I attached hereto, and the Trustee accepts such appointment and, for itself and its successors and assigns, hereby declares that it shall hold all the estate, right, title and interest in any property contributed to the trust account established hereunder (except property to be applied to the payment or reimbursement of or by the Trustee for any fees or expenses which under the terms hereof is to be so applied) in trust for the benefit of all present and future Holders of the fractional shares of beneficial interest issued hereunder, namely, the Unitholders, and subject to the terms and provisions hereof and of the Standard Terms.

          IN WITNESS WHEREOF, each of the undersigned has executed this instrument as of the date set forth in the Terms Schedule attached hereto.

                               LASALLE BANK NATIONAL ASSOCIATION

                                 as Trustee on behalf of the Trust
                                 identified in Schedule I hereto,
                                 and not in its individual capacity

                                 By: /s/ Brian D. Ames
                                     ----------------------------
                                     Name: Brian D. Ames
                                     Title: Vice President


                               MSDW STRUCTURED ASSET CORP.


                                 By: /s/ Sue Portelli
                                     ------------------------------
                                     Name: Sue Portelli
                                     Title: Attorney in fact



Attachments: Terms Schedule (consisting of Schedules I, II and III)

                                   Schedule I
                           (Terms of Trust and Units)

Trust:                                  SATURNS Trust No. 2001-4

Date of Trust Agreement:                June 5, 2001

Trustee:                                LaSalle Bank National Association.
                                        References to Chase Bank of Texas,
                                        National Association in the Standard
                                        Terms shall be inapplicable.

Initial Unit Principal Balance:         $27,546,000

Issue Price:                            100%

Number of Units:                        1,101,840 (Unit Principal Balance of $25
                                        each)

Minimum Denomination:                   $25 and $25 increments in excess
                                        thereof. The minimum denomination
                                        specified in Section 5.01(a) of the
                                        Standard Terms shall not apply. Each $25 of Unit Principal Balance is a Unit.

Cut-off Date:                           June 5, 2001

Closing Date:                           June 5, 2001

Specified Currency:                     United States dollars

Business Day:                           New York, New York and Chicago, Illinois

Interest Rate:                          9.25%

Interest Reset Period:                  Not Applicable

Rating:                                 Baa3 by Moody's

                                        BBB (with a negative outlook) by S&P

Rating Agencies:                        Moody's and S&P

Scheduled Final Distribution Date:      March 1, 2098. The Units will have the
                                        same final maturity as the Securities.
                                        The Scheduled Final Distribution Date of the Units will shorten to match any shortening of the maturity of the Securities.

Prepayment/Redemption:                  The Trust Property is subject to
                                        redemption at any time and is subject to call in accordance with Schedule III.

                                        If the rights under the Swap Agreement
                                        is partially exercised or if there is a
                                        partial redemption of the Securities,
                                        the Trustee will randomly select Units
                                        to be redeemed in full from the proceeds of such partial exercise of the Swap Agreement or partial redemption of the Securities.

Additional Distribution:                If any of the Securities are redeemed by
                                        the Security Issuer prior to June 5,
                                        2006, each of the Units which are
                                        redeemed in connection with such
                                        redemption of Securities will receive a
                                        pro rata distribution from the proceeds
                                        of the redemption of the Securities
                                        remaining after payment of principal and interest on such Units up to a maximum of $2.50 per Unit.

Corporate Trust Office:                 The definition of "Corporate Trust
                                        Office" in the Standard Terms shall not
                                        apply.

                                        The Corporate Trust Office shall be the
                                        Trustee's Asset-Backed Securities Trust
                                        Services Group having an office at 135
                                        S. LaSalle Street, Suite 1625, Chicago,
                                        Illinois 60603 or such other addresses
                                        as the Trustee may designate from time
                                        to time by notice to the Unitholders,
                                        the Depositor, the Swap Counterparty and the Guarantor.

Swap Agreement:                         The ISDA Agreement referred to in
                                        Schedule III. In addition, in connection with an additional issuance of Units, any additional Swap Agreement entered into in connection therewith.

Swap Counterparty:                      Party A to the Swap Agreement referred
                                        to in Schedule III or any assignee
                                        thereof. In addition, in connection with an additional issuance of Units, Party A to any additional Swap Agreement or any assignee thereof.

                                        In the event that there is more than one
                                        Swap Counterparty at any time when a
                                        partial termination or a deemed exercise is to occur under only part of the options outstanding under all Swap Agreements, the Trustee shall randomly select which options under the Swap Agreements shall be selected for such partial termination or deemed exercise.

Guaranty:                               Morgan Stanley Dean Witter & Co. (the
                                        "Guarantor") shall guarantee the
                                        obligations of Morgan Stanley & Co.
                                        International Limited ("MSIL") for so
                                        long as MSIL is Party A to any Swap
                                        Agreement with the Trust.

Swap Notional Amount:                   The Notional Amount specified in
                                        Schedule III.

Swap Payment Date:                      Any date upon which the rights under the
                                        Swap  Agreement may be exercised.

Swap Rate:                              Not Applicable

Additional Swap Agreements:             In connection with an additional
                                        issuance of Units, the Depositor may
                                        arrange for the Trust to enter into an
                                        additional Swap Agreement with identical terms as the Swap Agreement entered into as of the Closing Date with an additional Swap Counterparty, except that such Swap Agreement may have a different Swap Counterparty and premium amount than the Swap Agreement entered into on the Closing Date. The Rating
                                        Agency Condition must be satisfied in
                                        connection with respect to the Swap
                                        Counterparty.

Distribution Date:                      Each March 1 and September 1, commencing
                                        September 1, 2001.

                                        If any payment with respect to the
                                        Securities held by the Trust is not
                                        received by the Trustee by 12 noon (New
                                        York City time) on a Distribution Date,
                                        the corresponding distribution on the
                                        Units will not occur until the next
                                        Business Day that the Trust is in
                                        receipt of proceeds of such payment
                                        prior to 12 noon, with no adjustment to
                                        the amount distributed.

Record Date:                            Each February 15 and August 15,
                                        regardless of whether such day is a
                                        Business Day.

Form:                                   Global

Depositary:                             DTC

Trustee Fees and Expenses:              As compensation for and in payment of
                                        trust expenses related to its services
                                        hereunder other than Extraordinary Trust
                                        Expenses, the Trustee will receive
                                        Trustee Fees on each Distribution Date
                                        in the amount equal to $3,750. The
                                        Trustee Fee shall cease to accrue after
                                        termination of the Trust. The "Trigger
                                        Amount" with respect to Extraordinary
                                        Trust Expenses for the Trust is $25,000
                                        and the Maximum Reimbursable Amount is
                                        $100,000. The Trustee Fee will be paid
                                        by the Expense Administrator. Expenses
                                        will be reimbursed by the Expense
                                        Administrator in accordance with the
                                        Expense Administration Agreement.

Expense Administrator:                  The Depositor will act as Expense
                                        Administrator on behalf of the Trust
                                        pursuant to an Expense Administration
                                        Agreement, dated as of June 5, 2001 (the
                                        "Expense Administration Agreement"),
                                        between the Depositor as Expense
                                        Administrator (the "Expense
                                        Administrator") and the Trust.

                                        The Expense Administrator will receive a fee equal to 0.025% per annum of the principal amount of the Securities held by the Trust as its fee, payable on the basis of a 360 day year consisting of twelve 30 day months. The Expense Administrator's fee is payable only from available interest receipts received with respect to the Securities after application of such receipts to payment of accrued interest on the Units and any Swap Termination Payments currently owing.

                                        In addition the Expense Administrator
                                        shall own that portion of the Securities which represent the interest of a fractional Unitholder that would remain after a partial exercise or deemed exercise of the Swap Agreement had the Swap Counterparty not been obligated to pay the Fractional Unit Make Whole Amount (pursuant to and as defined in the Swap Agreement). The Expense Administrator shall receive all interest and principal with respect to such portion of the Securities.

                                        The Expense Administrator will be
                                        responsible for paying the Trustee Fee
                                        and reimbursing certain other expenses
                                        of the Trust in accordance with the
                                        Expense Administration Agreement.

                                        Listing: The Depositor has applied to
                                        list the Units on the New York Stock
                                        Exchange

ERISA Restrictions:                     None of the restrictions in the Standard
                                        Terms relating to the Employee
                                        Retirement Income Security Act of 1974,
                                        as amended, and related matters shall
                                        apply.

Deemed Representations:                 Not Applicable

QIB Restriction                         Not Applicable

Trust Wind-Up Event:                    The Trust Wind-Up Events specified in
                                        Sections 9.01(a), 9.01(c), 9.01(d),
                                        9.01(f) and 9.01(h) shall not apply. The
                                        Trust Wind Events specified in Sections
                                        9.01(b) (Security Default), 9.01(c)
                                        (Early Termination Date designated due
                                        to "illegality" or "tax event" under the Swap Agreement), 9.01(g) (Disqualified
                                        Securities), 9.01(i) (Excess Expense
                                        Event) shall apply. Pursuant to Section
                                        9.01(j), the following events also shall constitute Trust Wind-Up Events: (i) redemption (or completion of a self-tender) by the Security Issuer of all Securities held by the Trust and
                                        (ii) exercise of the right to purchase
                                        Securities under the Swap Agreement as
                                        to all Securities held by the Trust.

Termination:                            If a Trust Wind-Up Event occurs (other
                                        than due to exercise of the right to
                                        purchase Securities under the Swap
                                        Agreement as to all Securities held by
                                        the Trust), any Securities held by the
                                        Trust will be liquidated (in the case of a Trust Wind-Up Event resulting from a self-tender offer, by tender to the Security Issuer) and the proceeds will be applied first to redeem the Units at 100% of their principal balance plus accrued interest and then to apply any remaining amounts to the payment of any amounts owed to the Swap Counterparty as a Swap Termination Payment under the Swap Agreement.

                                        In the event the Security Issuer makes a self-tender offer for the Securities, 100% of the Unitholders may direct the Trustee to tender all of the Securities held by the Trust. The Trustee will only accept an instruction to tender the Securities if all of the Securities held by the Trust are to be tendered. The Units will receive the proceeds after payment of a Swap Termination Payment determined on the basis of "Market Quotation" under the Swap Agreement (with the Trust as sole Affected Party) as advised by the Swap Counterparty.

Terms of Retained Interest:             The Depositor retains the right to
                                        receive any and all interest that
                                        accrues on the Securities prior to the
                                        Closing Date. The Depositor will receive such accrued interest on the first
                                        Distribution Date for the Units and such amount shall be paid from the interest payment made with respect to the Securities on September 1, 2001.

                                        The amount of the Retained Interest is
                                        $655,312.

                                        If a Security Default occurs on or prior to September 1, 2001 and the Depositor does not receive such Retained Interest amount in connection with such Distribution Date, the Depositor will have a claim for such Retained Interest, and will share pro rata with holders of the Units to the extent of such claim in the proceeds from the recovery on the Securities.

Call Option Terms:                      Not applicable.

Security Default:                       The definition of Security Default in
                                        the Standard Terms shall not apply. A
                                        "Security Default" shall mean one of the following events: (i) the acceleration of the outstanding Securities under the terms of the Securities and/or the applicable Security Agreement, (ii) the failure of the Security Issuer to pay an installment of principal of, or any amount of interest due on, the Securities after the due date thereof and after the expiration of any applicable grace period; or (iii) the occurrence of certain events of default under such Securities and/or Security
                                        Agreement relating to the insolvency or
                                        bankruptcy of the Security Issuer.

Sale of Securities                      If the Trust must sell the Securities it
                                        holds, the Trust will sell the
                                        Securities through the Selling Agent in
                                        accordance with Section 9.03(b) and the
                                        following terms. The Selling Agent will
                                        solicit bids for all of the Securities
                                        held by the Trust from at least three
                                        registered broker-dealers of national
                                        reputation, one of which shall be the
                                        Selling Agent. The Selling Agent will,
                                        on behalf of the Trust, sell the
                                        Securities at the highest bid price
                                        received. If the Selling Agent did not
                                        put forward such highest bid, it may
                                        purchase the Securities at such highest
                                        bid rather than selling the Securities
                                        to the highest bidder.

Voting and other Actions:               In the event that the Security Issuer
                                        solicits any vote, consent, waiver,
                                        modification or other action under the
                                        Security Agreement or the terms of the
                                        Securities, the Trustee will act with
                                        respect to all of the Securities in
                                        conformity with the direction of a
                                        majority (by outstanding Unit Principal
                                        Balance) of the Units.

Additional Issuance of Units:           Upon no less than 5 days' notice to the
                                        Trustee, the Depositor may deposit
                                        additional Securities at any time in
                                        exchange for additional Units in a
                                        minimum aggregate amount of $250,000
                                        and, if in excess of such amount, in a
                                        $25 integral multiple in excess thereof.
                                        The principal amount of Securities
                                        deposited must be in the same ratio to
                                        the Unit Principal Balance of the Units
                                        received as the ratio of the aggregate
                                        Unit Principal Balance on the Closing
                                        Date to the aggregate principal balance
                                        of the Securities on the Closing Date.
                                        The Depositor must either arrange for
                                        the Swap Counterparty and the Trust to
                                        increase proportionally the notional
                                        amount under the Swap Agreement or
                                        arrange for an additional Swap Agreement to be entered into between the Trust and an additional Swap Counterparty. The
                                        Rating Agency Condition must be
                                        satisfied in connection with any such
                                        additional issuance.

Selling Agent:                          Morgan Stanley & Co. Incorporated.
                                        Notwithstanding any provision of the
                                        Standard Terms to the contrary, any sale of the Securities shall be conducted by and through the Selling Agent and not the Trustee.

Rating Agency Condition:                The definition of Rating Agencies
                                        Condition in the Standard Terms shall
                                        not apply.

"Rating Agency Condition":              With respect to any specified action or
                                        determination, means receipt of (i) oral or written confirmation by Moody's (for so long as the Units are outstanding and rated by Moody's) and (ii) written confirmation by S&P (for so long as the Units are outstanding and rated by S&P), that such specified action or determination will not result in the reduction or withdrawal of their then-current ratings on the Units;
                                        provided, however, that if the Rating
                                        Agency Condition specified herein is to
                                        be satisfied only with respect to
                                        Moody's or S&P, only clause (i) or
                                        clause (ii) shall be applicable. Such
                                        satisfaction may relate either to a
                                        specified transaction or may be a
                                        confirmation with respect to any future
                                        transactions which comply with generally applicable conditions published by the applicable rating agency.

Eligible Account:                       The definition of "Eligible Account" in
                                        the Standard Terms shall not apply.

"Eligible Account":                     A non-interest bearing account, held in
                                        the United States, in the name of the
                                        Trustee for the benefit of the Trust
                                        that is either (i) a segregated account
                                        or segregated accounts maintained with a Federal or State chartered depository institution or trust company the short-term and long-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term and long-term unsecured debt obligations of such holding company) are rated P-1 and Aa2 by Moody's, A-1+ and AA by S&P, and, if rated by Fitch, F1 and AA by Fitch at the time any amounts are held on deposit therein including when such amounts are initially deposited and all times subsequent or (ii) a segregated trust account or segregated accounts maintained as a segregated account or as segregated accounts and held by the Trustee in its Corporate Trust Office in trust for the benefit of the Unitholders.

Permitted Investments:                  The following shall be a Permitted
                                        Investment in addition to the
                                        investments specified in the Standard
                                        Terms:

                                        Units of the Dreyfus Cash Management
                                        Fund Investor Shares or any other money
                                        market funds which are rated in the
                                        highest applicable rating category by
                                        each Rating Agency (or such lower rating if the Rating Agency Condition is satisfied).

Non-U.S. Persons                        Notwithstanding anything to the contrary
                                        herein or in the Standard Terms, any
                                        beneficial owner of any Units which is a non-U.S. person shall not be entitled to exercise any rights of the Unitholders to instruct or direct Trustee.

Other Terms:                            The Trust shall not merge or consolidate
                                        with any other trust, entity or person
                                        and the Trust shall not acquire the
                                        assets of, or an interest in, any other
                                        trust, entity or person except as
                                        specifically contemplated herein.

                                        The Trustee shall provide to the
                                        Unitholders copies of any notices it
                                        receives with respect to a redemption of the Securities or a call of the Securities under the Swap Agreement and any other notices with respect to the Securities.

                                        The reference to "B2" in the definition
                                        of Certificate in the Standard Terms
                                        shall be replaced with "Exhibit B2".

                                        The reference to "Section 10.02(ix)" in
                                        the definition of Available Funds in the Standard Terms shall be replaced with "Section 10.02(a)(ix)".

                                        The reference to "Section 3.04" in the
                                        definition of Unit Account in the
                                        Standard Terms shall be replaced with
                                        "Section 3.05".

                                        The transfer by the Depositor to the
                                        Trustee specified in Section 2.01(a) of
                                        the Standard Terms shall be in trust.

                                        Section 2.06 of the Standard Terms shall be incorporated herein by inserting "cash in an amount equal to the premium under the Swap Agreement and" after the phrase "constituting the Trust Property," therein.

                                        The reference to "calendar day" in the
                                        last sentence of Section 3.06 of the
                                        Standard Terms shall be replaced with
                                        "Business Day".

                                        Section 4.02(d) of the Standard Terms
                                        shall be incorporated herein by striking
                                        "and the Trustee on behalf of the
                                        Unitholders" from the first sentence of
                                        the second paragraph thereof.

                                        Section 5.03(c) of the Standard Terms
                                        shall be incorporated herein by striking
                                        "(if so required by the Trustee or the
                                        Unit Registrar)" from the first sentence thereof.

                                        Section 7.01(c)(i) of the Standard Terms shall be incorporated herein by replacing the first word thereof ("after") with "alter".

                                        Section 7.02 of the Standard Terms shall be incorporated herein by striking "(i) the Trustee determines that such amendment will not adversely affect the interests of the Unitholders and (ii)" from the first sentence thereof, inserting "on which it may conclusively rely" after "Opinion of Counsel" in such sentence, and striking "clause (ii)" from the second sentence of such Section.

                                        Section 9.03(a) of the Standard Terms
                                        shall be incorporated herein by striking
                                        "or oral" after the "at any time by" in
                                        the third sentence thereof.

                                        Clause (ix) of Section 10.02(a) shall
                                        not apply.

                                        Section 10.02(a)(x) of the Standard
                                        Terms shall be replaced with the
                                        following:

                                        (x) the Trustee shall have the power to
                                        sell the Securities and other Trust
                                        Property, in accordance with Article IX
                                        and XI, through the Selling Agent or, if the Selling Agent shall have resigned or declined to sell some or all of the Securities, any broker selected by the Trustee (at the direction of the Depositor) with reasonable care, in an amount sufficient to pay any amount due to the Swap Counterparty under the Swap Agreement (including Termination
                                        Payments) or reimbursable to itself in
                                        respect of unpaid Extraordinary Trust
                                        Expenses and to use the proceeds thereof to make such payments after the distribution of funds or Trust Property to Unitholders. Any such broker shall be instructed by the Trustee to sell such Trust Property in a reasonable manner designed to maximize the sale proceeds.

                                        Section 10.05(b) of the Standard Terms
                                        shall be incorporated herein by
                                        replacing ", pursuant to the first
                                        sentence of this paragraph" with "the
                                        Trustee shall be indemnified by the
                                        Trust, however," in the last sentence
                                        thereof.

                                        Section 10.06(a) of the Standard Terms
                                        shall be incorporated herein by
                                        inserting "or association" after the
                                        word "corporation" in the second
                                        sentence thereof.

                                        Section 10.07(a) of the Standard Terms
                                        shall be incorporated herein by
                                        replacing "notice or resignation" with
                                        "notice of resignation" in the second
                                        sentence thereof and striking the last
                                        two sentences thereof.

                                        Section 10.10(b) of the Standard Terms
                                        shall be incorporated herein by
                                        inserting "The Trustee shall not be
                                        liable for the acts or omissions of any
                                        co-trustee." after the last sentence
                                        thereof.

                                        Section 10.14 of the Standard Terms
                                        shall be replaced with the following:

                                        SECTION 10.14. Non-Petition. Prior to
                                        the date that is one year and one day
                                        after all distributions in respect of
                                        the Units have been made, none of the
                                        Trustee, the Trust or the Depositor
                                        shall take any action, institute any
                                        proceeding, join in any action or
                                        proceeding or otherwise cause any action or proceeding against any of the others under the United States Bankruptcy Code or any other liquidation, insolvency, bankruptcy, moratorium, reorganization or similar law ("Insolvency Law") applicable to any of them, now or hereafter in effect, or which would be reasonably likely to cause any of the others to be subject to, or seek the protection of, any such Insolvency Law.

                                        Section 12.01(a) of the Standard Terms
                                        shall be incorporated herein by
                                        replacing "(v)" with "(vi)" in the last
                                        proviso thereof.

                                        Section 12.01(c) of the Standard Terms
                                        shall be incorporated herein by
                                        inserting ",provided at the expense of
                                        the party requesting such amendment,"
                                        after "Opinion of Counsel".

                                        Section 12.05 of the Standard Terms
                                        shall be incorporated herein by striking
                                        "the Trustee and" in the last sentence
                                        of the second paragraph thereof.

                                        The reference to "its President, its
                                        Treasurer, or one of its Vice
                                        Presidents, Assistant Vice Presidents or
                                        Trust Officers" in the first sentence of
                                        Section 5.02(a) of the Standard Terms
                                        shall be replaced with "a Responsible
                                        Officer".

                                        The reference to "the proper officers"
                                        in the second sentence of Section
                                        5.02(a) of the Standard Terms shall be
                                        replaced with "a Responsible Officer".

                                        The reference to "one of its authorized
                                        signatories" in the first sentence of
                                        Section 5.02(d) of the Standard Terms
                                        shall be replaced with "a Responsible
                                        Officer".

                                        The reference to the "Trust" in the
                                        first sentence of Section 5.08(b) of the Standard Terms shall be replaced with the "Trustee".

                                        References to D&P in the Standard Terms
                                        shall be incorporated as references to
                                        Fitch Inc. ("Fitch").

                                   Schedule II

                            (Terms of Trust Property)

      Securities:                       Cummins Engine Company 5.65% Debentures
                                        due March 1, 2098

      Security Issuer:                  Cummins Engine Company, Inc.

      Principal Amount:                 $45,334,000

                                        Accreted Value: As of any date means the sum of the present values of the Remaining Scheduled Payments, on the Securities discounted to such date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at 7.476% per annum.

                                        The redemption amount of the Securities
                                        and the amount due in the event of a
                                        default will be based upon the Accreted
                                        Value of the Securities rather than the
                                        par amount of the Securities.

                                        "Remaining Scheduled Payments" means,
                                        with respect to each Security to be
                                        redeemed, the remaining scheduled
                                        payments of the principal thereof and
                                        interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

      Security Rate:                    5.65%

      Credit Ratings:                   Baa3 by Moody's

                                        BBB (with a negative outlook) by S&P

      Listing:                          Not applicable

      Security Agreement:               An indenture dated as of March 1, 1986,
                                        between the Security Issuer and The
                                        Chase Manhattan Bank (as successor under the Security Agreement to The Chase
                                        Manhattan Bank, N.A.), as trustee, as
                                        supplemented from time to time by
                                        supplemental indentures.

      Form:                             Global

      Currency of                       United States dollars
      Denomination:

      Acquisition Price                 59.0983%
      by Trust:


      Security Payment Date:            Each March 1 and September 1, commencing
                                        September 1, 1998.

      Original Issue Date:              The Securities were issued March 3,
                                        1998.

      Maturity Date:                    March 1, 2098. The Security Issuer may
                                        shorten the maturity of the Securities
                                        upon a "tax event" as described in the
                                        Security Prospectus.

      Sinking Fund Terms:               Not Applicable

      Redemption Terms:                  The Securities are redeemable at any
                                        time and from time to time at the
                                        Accreted Value, subject to payment of a
                                        make-whole amount, if applicable.

      CUSIP No.:/ISIN No.               231021 AK 2

      Security Trustee:                 The Chase Manhattan Bank

      Available Information             The Security Issuer is subject to the
      Regarding the Security Issuer     informational requirements of the
      (if other than U.S.               Securities Exchange Act of 1934, as
      Treasury obligations):            amended, and in accordance therewith
                                        files reports and other information with the Securities and Exchange Commission
                                        (the "Commission"). Such reports and
                                        other information can be inspected and
                                        copied at the public reference
                                        facilities maintained by the Commission
                                        at 450 Fifth Street, N.W., Washington,
                                        D.C. 20549 and at the following Regional
                                        Offices of the Commission: 7 World Trade
                                        Center, 13th Floor, New York, New York
                                        10048 and Northwest Atrium Center, 500
                                        West Madison Street, Chicago, Illinois
                                        60661. Copies of such materials can be
                                        obtained from the Public Reference
                                        Section of the Commission at 450 Fifth
                                        Street, N.W., Washington, D.C. 20549 at
                                        prescribed rates.

                                  Schedule III

                              (Call Option Confirm)

                                                                  MORGAN STANLEY

--------------------------------------------------------------------------------
Date: June 5, 2001

To:    SATURNS Trust No. 2001-4          From:     Morgan Stanley & Co.
                                                   International Limited

Attn:  Asset-Backed Securities Group     Contact:  Madhu Philips
       SATURNS Trust No. 2001-4

Fax:   312-904-2084                      Fax:      212-761-0406

Tel:   312-904-7807                      Tel:      212-761-2583
------------------------------------------------------------------------------

Re: Bond Option Transaction. MS Reference Number S7058

         The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between you and Morgan Stanley & Co. International Limited ("MSIL"), with Morgan Stanley & Co. Incorporated ("MS&Co."), as agent, on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Agreement below.

         The definitions and provisions contained in (i) the 1991 ISDA Definitions and the 1997 ISDA Government Bond Option Definitions (the "Bond Option Definitions") (each as published by the International Swaps and Derivatives Association, Inc. ("ISDA")) and (ii) to the extent of terms not defined herein or in the Bond Option Definitions the 1996 ISDA Equity Derivatives Definitions (as published by ISDA) (the "Equity Definitions"), are incorporated into this Confirmation. In the event of any inconsistency between those definitions and this Confirmation, this Confirmation will govern.

         1. This Confirmation supplements, forms a part of, and is subject to, the ISDA Master Agreement dated as of June 5, 2001, as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

         2. The terms of the particular Transaction to which this Confirmation relates are as follows:

I. General Terms

Trade Date:                           May 25, 2001

Commencement Date:                    June 5, 2001

Option Style:                         American

Option Type:                          Call

Buyer:                                MSIL ("Party A")

Seller:                               SATURNS Trust No. 2001-4 ("Party B")

Bonds:                                The obligation identified as follows:
                                      Bond Issuer:             Cummins Engine Company, Inc.
                                      Issue:                   5.65% Debentures due 2098
                                      CUSIP:                   231021 AK 2
                                      Coupon:                  5.65%
                                      Maturity Date:           March 1, 2098
                                      Face Amount Purchased:   USD 45,334,000

Premium:                              USD 113,335

Number of Options:                    45,334

Option Entitlement:                   USD 1,000 of face amount of the Bonds per
                                      Option.

Strike Price:                         (i) For any Exercise Date on or prior to
                                      June 5, 2006 (other than in connection
                                      with a Security Default, as defined in the
                                      Trust Agreement), the redemption price of
                                      the Bonds including any make-whole amount
                                      (expressed as a percentage) subject to a
                                      maximum of 110% of the aggregate Unit
                                      Principal Balance, or (ii) for any
                                      Exercise Date after June 5, 2006 or in
                                      connection with a Security Default (as
                                      defined in the Trust Agreement), 60.7624%,
                                      of the face amount of the Bonds.


Calculation Agent:                    Party A

II. Exercise Terms

Automatic Exercise:                   Inapplicable

Exercise Period:                      Any Business Day from, and including, 9:00
                                      a.m. (New York time) on June 5, 2006 to,
                                      and including, the Expiration Time on the
                                      Expiration Date; provided, however, the
                                      Exercise Period shall also include any
                                      Business Day prior to June 5, 2006 (i) if
                                      a Security Default has occurred and is
                                      continuing or (ii) with respect to any
                                      such Bonds as to which notice of
                                      redemption has been delivered by the
                                      Issuer (including if necessary, additional
                                      Bonds to allow for the exercise of whole
                                      Options).

Exercise Date:                        For each Option exercised or deemed
                                      exercised, the day during the Exercise
                                      Period on which that Option is or is
                                      deemed to be exercised, subject to the
                                      Deemed Exercise and Alternative Settlement
                                      provision set forth below.

Multiple Exercise:                    Applicable

Minimum Number of Options:            1

Maximum Number of Options:            45,334

Integral Multiple:                    1

Written Confirmation of Exercise:     Applicable. Buyer shall give irrevocable
                                      exercise notice which may be given orally
                                      (including by telephone) during the
                                      Exercise Period but no later than the
                                      Notification Date. Buyer will execute and
                                      deliver a written exercise notice
                                      confirming the substance of such oral
                                      notice, however, failure to provide such
                                      written notice will not affect the
                                      validity of the oral notice.

Notification Date:                    Any date at least 35 calendar days but not
                                      more than 60 calendar days prior to the
                                      Exercise Date, provided that any date (i)
                                      which is 30 calendar days after the Bond
                                      Issuer provides notice of redemption or
                                      (ii) when a Security Default has occurred
                                      and is continuing is also a Notification
                                      Date.

Limited Right to Confirm Exercise:    Inapplicable

Expiration Date:                      March 1, 2095

Expiration Time:                      4:00 p.m. New York time

Business Days:                        New York and Chicago

III. Settlements:

Settlement:                           Physical Settlement (subject to the Deemed
                                      Exercise and Alternative Settlement
                                      provision below). Party A will notify
                                      Party B separately regarding the clearance
                                      system details.

Bond Payment:                         An amount equal to the sum of:

                                      (i) The product of the Strike Price and
                                      the Exercised Call Notional Amount,

                                      (ii) The accrued interest, if applicable, and

                                      (iii) Any Fractional Unit Make Whole
                                      Amount.

                                      In addition, in connection with any
                                      partial exercise, Party A shall pay to the Expense Administrator an amount equal to the present value of the Trustee Fee that will accrue from the date of such exercise until the Scheduled Final Distribution
                                      Date (as defined in the Trust Agreement), assuming for this purpose that the Trust
                                      (as defined in the Trust Agreement) is not terminated prior to the Scheduled Final
                                      Distribution Date, multiplied by the
                                      Exercised Call Notional Amount and divided by $45,334,000.

Exercised Call Notional Amount:       The product of the Option Entitlement and
                                      the number of Options exercised on the
                                      relevant Exercise Date.

Settlement Date:                      Exercise Date

Deposit of Bond Payment:              Except in the event of a deemed exercise,
                                      Party A must deposit the Bond Payment with
                                      the Trustee on the Business Day prior to
                                      the Exercise Date. The Bonds are to be
                                      delivered "free" to Party A.

Deemed Exercise and Alternative       In the event that any of the Bonds held by
Settlement:                           Party B are redeemed by the Bond Issuer
                                      and paid in full in accordance with their
                                      terms, an equivalent number of Options
                                      with respect to any remaining Bonds held
                                      by Party B shall be deemed to have been
                                      exercised (and the requirements of notice
                                      of exercise and written confirmation of
                                      exercise deemed satisfied), in the same
                                      proportion as the portion of the Bonds
                                      held by Party B that are redeemed. The
                                      effective date of deemed exercise shall be
                                      35 calendar days prior to the date on
                                      which Party B receives the cash proceeds
                                      delivered in connection with the
                                      redemption. As a result of such deemed
                                      exercise, (i) Party B shall pay to Party
                                      A, against the payment by Party A set
                                      forth in clause (ii), the cash proceeds
                                      delivered in connection with such
                                      redemption (including any cash paid or
                                      delivered in respect of accrued interest
                                      on the Bonds) and (ii) Party A shall pay
                                      to Party B, against the payment and/or
                                      delivery set forth in clause (i), the Bond
                                      Payment.


         3. Additional Definitions.

         "Expense Administration Agreement" means the expense administration agreement dated as of June 5, 2001 between Party B and the Expense Administrator.

         "Expense Administrator" means MSDW Structured Asset Corp. acting pursuant to the Expense Administration Agreement.

         "Fractional Unit Make Whole Amount" means the amount specified in paragraph 9.

         "Security Default" has the meaning set forth in the Trust Agreement.

         "Security Agreement" means the indenture dated as of March 1, 1986, between the Bond Issuer and The Bank of New York, as successor trustee, as supplemented from time to time by supplemental indentures, all as relating to the Bonds.

         "Trust Agreement" means the trust agreement dated as of June 5, 2001, between the MSDW Structured Asset Corp. and LaSalle Bank National Association.

         4. Representations. Morgan Stanley & Co. Incorporated is acting as agent for both parties but does not guarantee the performance of Party A.

         5. Additional Termination Event. As set forth in the Agreement, a Trust Wind-Up Event will result in an Additional Termination Event under the Agreement with respect to which Party B shall be the Affected Party and this Transaction shall be an Affected Transaction.

         6. Swap Termination Payments. In the event an Early Termination Date is designated with respect to which this Transaction is an Affected Transaction (other than as a result of a self-tender), there shall be payable to Party A as a termination payment in lieu of the termination payment determined in accordance with Section 6(e) of the Agreement an amount equal to the excess (if any) of the sale proceeds in excess of the principal of and interest on the Units. If an early termination occurs due to a tender of the Bonds to the Bond Issuer, the Swap Termination Payment shall be determined under Section 6(e) determined on the basis of "Market Quotation" under the Swap Agreement (with Party B as sole Affected Party). If an early termination occurs due to a tender of the Bonds to the Bond Issuer, the Swap Termination Payment shall be paid prior to any payment on the Units.

         7. Assignment. The rights under this Confirmation and the Agreement may be assigned at any time and from time to time in whole or in part; provided that any such assignment shall be an assignment of whole Options and provided further that Rating Agency Condition is satisfied (as provided in the Trust Agreement) with respect to such assignment and any transfer.

         8. Account Details.

Payments to Party A:             Citibank, New York
                                 ABA No. 021 000 089
                                 For: Morgan Stanley & Co. International Limited
                                 Account No. 4072 4601

Operations Contact:              Barbara Kent
                                 Tel: 212-761-4662
                                 Fax: 212-761-0581

Payments to Party B:             LaSalle Bank, Chicago, Illinois
                                 ABA No. 071 000 505
                                 Reference: SATURNS 2001-4
                                 Unit Account / AC-2090067/
                                 Account No.: 67-8796-004

Operations Contact:              Brian Ames
                                 Tel: 312-904-7807
                                 Fax: 312-904-2084


         9. Fractional Unit Make-Whole Amount. In the event any exercise or deemed exercise hereunder would result in a fractional Unit (as defined in the Trust Agreement) remaining after such exercise, Party A shall, in addition to amounts payable hereunder, pay to Party B the remaining fractional Unit Principal Balance (as defined in the Trust Agreement) together with accrued interest on such Unit and, if applicable, any Additional Distribution (as defined in the Trust Agreement). Party A shall be entitled to reimbursement from the Expense Administrator to the extent provided in the Expense Administration Agreement.

         10. Representations. Morgan Stanley & Co. Incorporated is acting as agent for both parties but does not guarantee the performance of Party A. Party B represents and warrants to Party A, which representation and warranty will be deemed to be repeated by Party B on each date on which a Transaction is entered into, that it owns or controls (or, in the case of an investment advisor (whether or not registered under the United States Investment Advisors Act of 1940), has under management) in excess of USD 26 million in Aggregate Financial Assets (as defined below).

         For purposes hereof, Aggregate Financial Assets of an entity means the total, on a gross basis, without deduction for liabilities of the entity, of all cash, money-market instruments, securities of unaffiliated issuers, futures and options.

         Please confirm that the foregoing correctly sets forth the terms of our agreement MS Reference Number S7058 by executing this Confirmation and returning it to us.

Best Regards,

MORGAN STANLEY & CO. INTERNATIONAL LIMITED


BY: /s/ Sue Portelli
    ------------------------------
    Name: Sue Portelli
    Title: Attorney in fact

Acknowledged and agreed as of the date first written above:

SATURNS TRUST NO. 2001-4
BY:  LaSalle Bank National Association,
     solely as Trustee and not in its individual capacity.


BY: /s/ Brian D. Ames
    ------------------------------
    Name: Brian D. Ames
    Title: Vice President

MORGAN STANLEY & CO. INCORPORATED hereby agrees to and acknowledges its role as agent for both parties in accordance with the Schedule to the Agreement.


BY: /s/ Sue Portelli
    ------------------------------
    Name: Sue Portelli
    Title: Attorney in fact